The global leader in midsize wide-body leasing and operating solutions BB&T Capital Markets Transportation Services Conference February 10, 2016 Joe Hete President and CEO Quint Turner Chief Financial Officer

Safe Harbor Statement Except for historical information contained herein, the matters discussed in this presentation contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the number and timing of deployments of our aircraft, our operating airlines' ability to maintain on-time service and control and reduce costs, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this presentation and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this presentation. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. 2

Differentiated Business Model ATSG provides the world’s only comprehensive source of turn-key solutions for customers seeking midsize freighter services Dry Leasing 767-300, 767-200, 757-200 Engine Leasing Conversion Management Engine PBH Services Certification Support Leasing ACMI-CMI Support Services ACMI A+CMI CMI Wet Leasing Ad Hoc Charter Heavy Maintenance Line Maintenance Component Services Engineering Services GSE Leasing, Sales, Service Sort Operations 3

2015 Accomplishments DHL relationship amendments effective in April extending freighter leases and operating agreements from April 2015 through March 2019. Expanded DHL-leased fleet from 13 to 18 this month, added more opportunities for ATSG’s solutions within DHL’s global network. Diversified business base through customer relationships with Raya Airways and Star Air, plus additional 767 deployments with CargoJet of Canada and J-V West Atlantic in Europe. Fleet expansion through four more Boeing 767-300s purchased in 2015, all with dry-lease customer commitments, including three for eight-year terms. Pathway into China market through joint venture with Okay Airlines and VIPShop for Tianjin-based regional air cargo network; focused on expanding e-commerce opportunity throughout SE Asia, launching in 2H 2016. Opportunity for additional freighter leases. U.S. express network trial for new customer launched in September; five dedicated 767 freighters plus logistics support at Wilmington hub. Hangar investment validated through new AMES MRO contract for Delta’s B717 fleet. Strong operating results from new business to yield Adjusted EBITDA growth at double-digit pace, to projected $196-200 million for 2015. Improved shareholder value from 18% increase in stock price, $10.3 million in share repurchases, increased credit flexibility. 4

Value Creation Begins with Conversions Conversion process intended to yield more than 20 years of additional useful life; ATSG’s aircraft average less than 6 years since conversion Type Total Owned Gross Payload (lbs.) Avg. Yrs. In Service Since Conversion Projected Remaining Useful Life Fair market Value 767-200 F 36 99,000 7 10+ 767-300 F 11 125,000 3 20+ 757-200 F 4 68,000 5 10+ 757-200 Combi* 4 58,000 2 15+ Total 55 $850M** Converted Aircraft Fleet * Combis are designed to transport a combination of passengers and cargo on the main deck. ** ATSG estimate based on April 2015 fleet appraised for bank financing. 5

Target Growing Network Demand E-commerce, distributed manufacturing trends creating demand for new express networks Abundant ACMI and Dry Lease Opportunities MIDDLE EAST • Strong growth - +11.9% YTD 2015 thru November • Aging network fleets due for replacement • CAM completes two 767 dry leases to DHL-Mideast ASIA • Rapid e-commerce, distributed manufacturing growth • China express market growing at similar pace • Air networks operating narrow-body freighters will require upgrades as payloads increase AMERICAS • Consistent DHL network growth, rapid e-commerce growth • Miami airport hub supports Latin America trade lanes • 767 range/payload an ideal fit for north-south routes EUROPE • Investment in Sweden’s West Atlantic AB yields additional 767 dry leases • Opportunities with other carriers, including 767 leased to UPS affiliate Star Air 6

Joint venture targeting outsourced cargo lift for the intra-China express market, develop medium- range opportunities on routes connecting the regional trading partners of China 7 • E-commerce growth in China is projected to be 40-50% over the next five years; largest mobile technology market • Resulting express freight growth intra-China is expected to be 30-40% • Significant demand for smaller and mid-range freighter aircraft • Launch expected 2H 2016 JV Targets E-Commerce Growth in China ATSG Okay Airways China’s first private-sector airline; provides passenger and air cargo services within China Vipshop Holdings Leading online discount retailer for brands in China Principal JV Partners

Favorable Industry Positioning

Our midsize aircraft assets and our differentiated business model emphasize flexibility



Global Sources of Medium Wide-Body Freighters (ACMI Basis)
Number of Aircraft by Type
8
24
3
3
2
9
2
1
7
5
12
3
ATSG*
Cargojet**
Atlas/Polar
Air21
MNG
myCargo
StarAir***
ULS
B767-200F
B767-300F
A300-600F
A300-B4F
A310-300F

* ATSG totals include 767 freighter aircraft operated by ATSG airlines ABX Air and Air Transport International. Currently, 15 767Fs dry-leased to DHL through 2019 are operated by ABX Air under CMI.

** Three 767-200Fs and one 767-300F operated by Cargojet provided by ATSG's Cargo Aircraft Management (CAM) subsidiary under dry leases.

*** One 767-200F operated by Star Air was leased from CAM during 2015.

Source: Air Cargo Management Group and ACAS database, YE2014

767-300 Freighter Valuable as Yields Soften

- 767-300 range covers five of the eight largest-volume transcontinental routes without refueling
- Operating costs for 767-300 significantly less than for large freighters
- Major freight integrators expand regional hub and spoke networks as manufacturing shifts to less-developed regions.

Express Networks Less Vulnerable to Demand Swings

- Competitive network need protects air network spokes through down markets
- ACMI, lease contracts not directly volume sensitive

Model Supports Unique, Flexible Solutions as Market Turns

- Rapid response with aircraft, crew, and maintenance support to replace parked assets
- Connect freight companies that can jointly, but not separately, fill 767 under block-space agreements
- WET2DRY - low-risk transition from other aircraft into 767

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20 13 11 1 Lease Demand Drives Growth Year-End 2014 45 CAM-Owned 767s Year-End 2015 49 CAM-Owned 767s 17 15 15 9 US Network US Network Mideast * Both to be delivered with 8-year leases to customers in 1H2016. (DHL/Amerijet) 2* Dry leased with CMI Dry leased without CMI ACMI/Charter Staging/Unassigned/In Mod

Cargo Aircraft Deployments – YE2015 Portfolio of leased and operated assets offer customer flexibility, incremental returns 10 47 Owned 767s in Service 17 DHL 30 External Leases 17 Internal Leases (ACMI) 13 Others 12 ABX Air 5 ATI 8 Internal Leases (ACMI) to ATI DHL Network U.S. Military 767-200F 767-300F 757-200F 757-200 Combi Leases extend through March 2019 for 15 piloted by ABX Air crews under CMI 5 Amerijet, 2019-20 4 Cargojet, 2016-18 3 West Atlantic, 2019 1 Star, 2016 767s in Modification* Fleet fully deployed during Fourth Quarter 2015 8 Owned 757s in Service • 8-yr. lease to DHL effective Feb 2016 • Expected 8-yr. lease to Amerijet effective April 2016.

36 29 27 25 26 24 24 24 24 24 24 24 96 96 41 48 48 48 12 19 21 23 22 24 24 24 24 24 24 24 Expanding 767 Business with DHL April 1, 2015 March 31, 2019 2015 Developments • CMI and Lease Amendments in April maintain ABX/CAM roles as principal provider of air cargo transport for DHL’s North American network. • Term extended from March 2015 through March 2019, with 12-month extension option. • Fixed revenue increases commensurate with number of leased aircraft, additional covered services. • CAM/ABX compensated for maintenance expenses under overall fee 767 DHL Freighter Lease-Months Have More Than Doubled Since March 2015 Months Four 767s dry leases executed with DHL since April 2015: June 2015 June 2019 Nov 2015 Feb 2016 Nov 2023 Feb 2024 Aircraft lease months remaining under original seven-year leases signed in 2010-2011 Dry leased and operating under CMI 11 Oct 2015 March 2019 Dry lease only – DHL-Mideast network 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18

Trial Express Network - U.S. Customer 12 Network launched in September 2015 – one month after customer’s approval • Two 767s at launch, three more added in November • Seven days per week • Transfer operation at network hub in Wilmington (ILN), integrated with customer’s network • Trial objectives achieved; seeking extended customer relationship • Both airlines, ABX and ATI, are operating in the network

Dry Leasing Growth, Airline Fleet Utilization Gains Drive Earnings Growth 13 • Earnings gains reflect more externally leased 767s vs. 2014 • Results driven fleet expansion, and by improved airline fleet utilization in ACMI $432 $438 $40 $42 $0.39 $0.40 $129 $141 2015 Nine Months Results, Projected 2015 EBITDA Nine Months Revenues Nine Months Adj.Pre-Tax Income* (Cont. Oper.) Nine Months EPS (Cont. Oper. Diluted) Nine Months Adj.EBITDA* 2014 2015 2014 2015 2014 2015 2014 2015 * Non-GAAP metric. See table at end of this presentation for reconciliation to nearest GAAP results. $M $M $M $179 Projected 2015 Adj. EBITDA* 2014 2015 $M $196-200

Strong Capital Base Strong Adjusted EBITDA generation, minimal financial leverage, yield strong cash flow in 2015, backing expanded capacity under credit facility amendments. * Adjusted EBITDA is a non-GAAP metric. Debt Obligations are as of end of year. See table at end of this presentation for reconciliation to nearest GAAP results. 1.8x 1.9x 2.2x 2.4x 1.9x 1.6x 2010 2011 2012 2013 2014 2015E Debt Obligations / Adjusted EBITDA* 14

$148 $231 $180 $140 $133 $171E $166 $181 $163 $158 $179 $196-200E $0 $50 $100 $150 $200 $250 2010 2011 2012 2013 2014 2015E Growing Cash Flow Opportunity Improving airline services results drive new Adjusted EBITA projection to $196-200 Million $ M il li on s * Non-GAAP metric. See table at end of this presentation for reconciliation to nearest GAAP results. Adjusted EBITDA* Capex + Investment + Pension Cash Contribution 15

Highlights and Outlook Positioned for growth New and expanding business with new express networks, global network integrators and regional operators attracted to midsize freighter assets, and unique model that offers short-term ACMI flexibility and long-term dry-leasing cost advantages. Attractive assets World’s largest fleet of 100% owned midsize Boeing converted freighters available on a dedicated basis, with wide range of freighter network applications. P-to-F conversions yield decades of reliable service with lower investment, backed by best-in-class maintenance capabilities. Strong balance sheet, cash flow Business model emphasizes long-term returns from dry-leasing freighter assets to leading network operators, enhanced by unique combinations of airline, maintenance, logistics and network management services. Delivering shareholder value Fleet investments and share repurchases will continue to generate attractive returns, improving ATSG’s value. 16 ATSG – an emerging growth story with solid value appeal

Non-GAAP Reconciliation Statement

Reconciliation Stmt. ($ in 000s except Ratios)	2010	2011	2012	2013	2014	9Mo2014	9Mo2015
GAAP Pre-tax Earnings (Loss) from Cont. Oper.	**$ 63,317**	**$ 40,860**	**$ 66,320**	**$ (359)**	**$ 51,776**	**$ 40,662**	**$ 42,063**
Impairment Charges	-	27,144	-	52,585	-	-	-
Pension Settlement	-	-	-	-	6,700	-	-
Severance & Retention Activities	(3,549)	-	-	-	-	-	-
Net Deriv. Loss (Gain) and Credit Agrmt Termination	-	7,767	(1,879)	(631)	(1,096)	(969)	(347)
Adjusted Pre-tax Earnings from Cont. Oper.*	**$ 59,768**	**$ 75,771**	**$ 64,441**	**$ 51,595**	**$ 57,380**	**$ 39,693**	**$ 41,716**
Interest Income	(316)	(179)	(136)	(74)	(92)	(66)	(64)
Interest Expense	18,675	14,181	14,383	14,249	13,937	10,613	8,588
Depreciation and amortization	87,594	91,063	84,477	91,749	108,254	78,428	91,147
Adjusted EBITDA from Cont. Oper.*	**$ 165,721**	**$ 180,836**	**$ 163,165**	**$ 157,519**	**$ 179,479**	**$ 128,668**	**$ 141,387**
Debt Obligations - end of period	$ 302,528	$ 346,904	$ 364,481	$ 384,515	$ 344,094		
Debt Obligations/Adjusted EBITDA Ratio*	**1.83**	**1.92**	**2.23**	**2.44**	**1.92**		

Adjusted Pre-Tax Earnings from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted Earnings (Loss) Per Share (Diluted) from Continuing Operations, Debt Obligations/Adjusted EBITDA Ratio and Adjusted Net Leverage Ratio are non-GAAP financial measures and should not be considered alternatives to net income or any other performance measure derived in accordance with GAAP. Adjusted Pre-Tax Earnings from Continuing Operations excludes pre-tax earnings from severance and retention activities with DHL that ended in 2010, gains or losses from derivative instruments, impairment charges for aircraft, goodwill & intangibles, costs from termination of credit agreements, and pension settlement costs. Adjusted EBITDA from Continuing Operations is defined as EBITDA (Pretax Earnings (loss) from Continuing Operations Before Income Taxes minus Interest Income, plus Interest Expense and plus Depreciation and Amortization) excluding results from Severance & Retention Activities, gains or losses in derivative instruments, impairment charges for aircraft, goodwill & intangibles, costs from termination of credit agreements, and pension settlement costs. Debt Obligations/Adjusted EBITDA Ratio is defined as Debt Obligations (Long-term Debt Obligations plus Current Portion of Debt Obligations at end of period) divided by Adjusted EBITDA from Continuing Operations. Adjusted Earnings (Loss) per Share (Diluted) from Continuing Operations is defined as Earnings (Loss) per Share (Diluted) from Continuing Operations excluding impairment charges for aircraft, goodwill & intangibles, and pension settlement costs.

Management uses these adjusted financial measures in conjunction with GAAP finance measures to monitor and evaluate its performance, including as a measure of financial strength. Adjusted Pre-tax Earnings, Adjusted EBITDA and Debt Obligations/Adjusted EBITDA Ratio should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as alternative measures of liquidity.

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